SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2009

FUEGO ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52054	20-2078925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8010 NW 156 Terrace, Miami, Florida	33018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 823-9999

Fuego Entertainment, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 17, 2009, a majority of the shareholders of our company voted by written consent to change the name of our company from "Fuego Entertainment, Inc." to "Fuego Enterprises, Inc." On May 11, 2009, we filed a Certificate of Amendment amending our Certificate of Incorporation with the Nevada Secretary of State  reflecting the name change.

The Company decided to change its legal name from Fuego Entertainment, Inc. to Fuego Enterprises, Inc. to better define our role in non-media business activities.

Last month the Obama administration appeared to open the door for negotiations toward a new relationship between the United States and Cuba by lifting restrictions against unlimited trave to all Cuban-Americanl and money transfers by Cuban-Americans to family in Cuba. The administration is expected to begin issuing licenses that allow telecommunications and other related businesses to provide cellular, satellite, and television services to people on the island.

While American companies and investors are currently prohibited from direct business dealings in Cuba, we hope to be ready to act once all Cuba/America restrictions are lifted. For now, travel-related services to Cuba, media and entertainment, and telecommunications sectors are industries that we would like to get professionally involved.

Item 9.01	Financial Statements and Exhibits

Exhibit #	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuego Entertainment, Inc.

Date: May 14, 2009	By:	/s/ Hugo Cancio
Name: Hugo Cancio
Title: Chief Executive Officer